EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports

Second Quarter 2011 Results

GAAP Results Include Previously Announced Charges for Goodwill Impairment, Restructuring and Acquisition Costs

International Profitability Improves Over Prior Year

NEW YORK, August 4, 2011 — Investment Technology Group, Inc. (NYSE: ITG), a leading agency research broker and financial technology firm, today reported results for the quarter ended June 30, 2011.

Second quarter 2011 highlights included:

•                  A GAAP net loss of $196.1 million, or $4.77 per diluted share compared to GAAP net income of $7.5 million, or $0.17 per diluted share in the second quarter of 2010.  The GAAP net loss for the second quarter of 2011 included (i) a non-cash goodwill impairment charge attributable to ITG’s U.S. business of $225.0 million, or $4.61 per diluted share after taxes; (ii) a restructuring charge associated with a cost reduction plan of $17.7 million, or $0.27 per diluted share after taxes; and (iii) costs related to the acquisition of the Ross Smith Energy Group (RSEG) of $2.5 million, or $0.04 per diluted share after taxes. GAAP net income for the second quarter of 2010 included (i) restructuring charges primarily associated with the closing of ITG’s on-shore Japanese operations of $2.3 million, or $0.06 per diluted share after taxes; and (ii) a non-cash goodwill impairment charge attributable to ITG’s Australian operations of $5.4 million, or $0.12 per diluted share after taxes.

•                  Adjusted net income of $5.8 million, or $0.14 per diluted share, compared to adjusted net income of $15.3 million, or $0.35 per diluted share in the second quarter of 2010.

•                  Revenues of $142.6 million, compared to $155.3 million in the second quarter of 2010.

•                  Expenses of $377.2 million compared to expenses of $136.0 million in the second quarter of 2010.

•                  Adjusted expenses of $132.0 million compared to adjusted expenses of $128.2 million in the second quarter of 2010. Second quarter 2011 adjusted expenses included $8.1 million of costs from ITG Investment Research (including post-acquisition operating expenses for RSEG) and an increase from the second quarter of 2010 of $3.4 million from foreign currency translations.

•                  Average daily trading volume in the U.S. of 191 million shares, down 4% from the second quarter of 2010.  POSIT average daily U.S. volume was 82.7 million shares, up 20% from the second quarter of 2010.

•                  The expansion of ITG’s data-driven research platform with the acquisition of RSEG, a Calgary-based independent provider of research on the oil and gas industry for more than 200 clients in North America and Europe.

•                  The repurchase of 340,000 shares of common stock under the Company’s authorized share repurchase program for a total of $5.2 million.

ITG’s U.S. revenues were $93.9 million in the second quarter of 2011, compared to U.S. revenues of $108.1 million in the second quarter of 2010. ITG’s U.S. operations incurred a GAAP net loss of $196.3 million and generated adjusted net income of $3.7 million in the second quarter of 2011, compared to GAAP net income of $14.3 million in the second quarter of 2010. There were no adjustments to GAAP net income in the U.S. during the second quarter of 2010.

ITG’s International revenues were $48.7 million in the second quarter of 2011, compared to $47.2 million in the second quarter of 2010. ITG’s International operations generated GAAP net income of $0.1 million and adjusted net income of $2.2 million in the second quarter of 2011, compared to a GAAP net loss of $6.8 million and adjusted net income of $1.1 million in the second quarter of 2010.

As previously announced on July 12, 2011, ITG initiated a cost reduction plan to improve margins and enhance stockholder returns primarily focused on employment, consulting, and infrastructure costs in the U.S. and Europe. This plan is expected to generate pre-tax cost savings in 2012 of more than $20 million, or approximately $0.30 per diluted share after taxes. The cost savings will begin to take effect during the third quarter of 2011.

“Record revenues and a narrowing loss in the Asia Pacific region helped drive improvement in our international operations,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “With the lack of institutional trading activity negatively impacting our overall results, we are taking the necessary steps to position the firm for future growth by lowering the cost base of our core execution platform while we continue to build out our research offering.”

Year-to-Date Results

For the six months ended June 30, 2011, revenues were $292.7 million, GAAP net loss was $186.6 million, or $4.52 per diluted share, and adjusted net income was $15.4 million, or $0.37 per diluted share. For the first six months of 2010, revenues were $302.0 million, GAAP net income was $15.9 million, or $0.36 per diluted share, and adjusted net income was $27.2 million, or $0.62 per diluted share.

The discussion above includes adjusted expenses and adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss second quarter results.  Those wishing to listen to the call should dial 1-866-831-6162 (1-617-213-8852 outside the US) and enter the passcode 57736819 at least 10 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s web site at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 888-286-8010 (1-617-801-6888 outside the US) and entering the passcode 88829104. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

Investment Technology Group, Inc. is an independent agency research broker that partners with asset managers globally to improve performance throughout the investment process. A leader in electronic trading since launching the POSIT® crossing network in 1987, ITG takes a consultative approach in delivering the highest quality institutional liquidity, execution services, analytical tools, and proprietary research insights grounded in data.  Asset managers rely on ITG’s independence, experience, and intellectual capital to help mitigate risk, improve performance, and navigate increasingly complex markets. The firm is headquartered in New York with offices in North America, Europe, and the Asia Pacific region. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout ITG’s 2010 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, potential impairment charges related to goodwill and other long-lived assets, evolving industry regulations, errors or malfunctions in ITG’s systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, ability to meet liquidity requirements related to the clearing of customers’ trades, customer trading patterns, the success of ITG’s products and service offerings, ITG’s ability to continue to innovate and meet the demands of customers for new or enhanced products, ITG’s ability to successfully integrate acquired  companies, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, ITG’s ability to attract and retain talented employees, general economic, business, credit and financial market conditions, internationally or nationally, as well as ITG’s ability to achieve cost savings from its cost reduction plan. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

(212) 444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Commissions and fees	$111,850	$130,500	$230,526	$252,418
Recurring	26,514	22,761	53,735	44,732
Other	4,253	2,061	8,434	4,862
Total revenues	142,617	155,322	292,695	302,012

Expenses:
Compensation and employee benefits	55,679	54,587	113,157	108,051
Transaction processing	23,104	23,581	46,130	44,240
Occupancy and equipment	15,063	14,969	30,005	30,166
Telecommunications and data processing services	14,870	12,971	29,941	26,606
Other general and administrative	22,762	21,928	44,922	50,085
Goodwill impairment	225,035	5,375	225,035	5,375
Restructuring charges	17,678	2,337	17,678	2,250
Acquisition related costs	2,523	—	2,523	—
Interest expense	494	206	764	430
Total expenses	377,208	135,954	510,155	267,203
(Loss) income before income tax (benefit) expense	(234,591)	19,368	(217,460)	34,809
Income tax (benefit) expense	(38,448)	11,860	(30,866)	18,869
Net (loss) income	$(196,143)	$7,508	$(186,594)	$15,940

(Loss) earnings per share:
Basic	$(4.77)	$0.17	$(4.52)	$0.37
Diluted	$(4.77)	$0.17	$(4.52)	$0.36

Basic weighted average number of common shares outstanding	41,112	43,226	41,272	43,525
Diluted weighted average number of common shares outstanding	41,112	43,704	41,272	44,129

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$268,832	$317,010
Cash restricted or segregated under regulations and other	68,495	68,965
Deposits with clearing organizations	19,567	14,235
Securities owned, at fair value	8,481	25,789
Receivables from brokers, dealers and clearing organizations	1,834,343	865,251
Receivables from customers	1,140,878	606,256
Premises and equipment, net	36,977	34,790
Capitalized software, net	63,264	62,507
Goodwill	274,289	468,479
Other intangibles, net	41,770	36,784
Income taxes receivable	7,583	5,561
Deferred taxes	12,795	4,902
Other assets	25,307	20,324
Total assets	$3,802,581	$2,530,853

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$176,874	$195,109
Short-term bank loan	19,874	—
Payables to brokers, dealers and clearing organizations	1,407,236	1,139,958
Payables to customers	1,478,360	272,027
Securities sold, not yet purchased, at fair value	3,305	19,362
Income taxes payable	12,350	16,215
Deferred taxes	356	18,114
Term loan	25,469	—
Total liabilities	3,123,824	1,660,785

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,835,395 and 51,790,608 shares issued at June 30, 2011 and December 31, 2010, respectively	518	518
Additional paid-in capital	240,860	246,085
Retained earnings	646,539	833,133
Common stock held in treasury, at cost; 10,892,939 and 10,524,757 shares at June 30, 2011 and December 31, 2010, respectively	(223,709)	(220,161)
Accumulated other comprehensive income (net of tax)	14,549	10,493
Total stockholders’ equity	678,757	870,068
Total liabilities and stockholders’ equity	$3,802,581	$2,530,853

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of U.S. GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP (generally accepted accounting principles) performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core businesses. These measures should be viewed in addition to, and not in lieu of, the Company’s reported results under GAAP.

The following is a reconciliation of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	20011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$142,617	$155,322	$292,695	$302,012

Total expenses	377,208	135,954	510,155	267,203
Less:
Goodwill impairment (1)(2)	(225,035)	(5,375)	(225,035)	(5,375)
Acquisition related costs (3)	(2,523)	—	(2,523)	—
Software Write-Off (4)	—	—	—	(6,091)
Restructuring charges (5)(6)	(17,678)	(2,337)	(17,678)	(2,250)
Adjusted expenses	131,972	128,242	264,919	253,487

(Loss) income before income tax (benefit) expense	(234,591)	19,368	(217,460)	34,809
Effect of adjustments	245,236	7,712	245,236	13,716
Adjusted pre-tax income	10,645	27,080	27,776	48,525

Income tax (benefit) expense	(38,448)	11,860	(30,866)	18,869
Tax effect of adjustments	43,260	(72)	43,260	2,482
Adjusted income tax expense	4,812	11,788	12,394	21,351

Net (loss) income	(196,143)	7,508	(186,594)	15,940
Net effect of adjustments	201,976	7,784	201,976	11,234
Adjusted net income	$5,833	$15,292	$15,382	$27,174

Diluted (loss) earnings per share	$(4.77)	$0.17	$(4.52)	$0.36
Net effect of adjustments	4.91	0.18	4.89	0.26
Adjusted diluted earnings per share	$0.14	$0.35	$0.37	$0.62

	U.S.	International
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(unaudited)	(unaudited)	(unaudited)
Total revenues	$93,893	$48,724	$47,233

Total expenses	330,143	47,065	52,038
Less:
Goodwill impairment (1)(2)	(225,035)	—	(5,375)
Acquisition related costs (3)	(2,523)	—	—
Restructuring charges (5)(6)	(15,444)	(2,234)	(2,502)
Adjusted expenses	87,141	44,831	44,161

(Loss) income before income tax (benefit) expense	(236,250)	1,659	(4,805)
Effect of adjustments	243,002	2,234	7,877
Adjusted pre-tax income	6,752	3,893	3,072

Income tax (benefit) expense	(39,966)	1,518	2,013
Tax effect of adjustments	43,041	219	(6)
Adjusted income tax expense	3,075	1,737	2,007

Net (loss) income	(196,284)	141	(6,818)
Net effect of adjustments	199,961	2,015	7,883
Adjusted net income	$3,677	$2,156	$1,065

Diluted (loss) earnings per share	$(4.77)	$—	$(0.16)
Net effect of adjustments	4.86	0.05	0.18
Adjusted diluted earnings per share	$0.09	$0.05	$0.02

Notes:

(1)          In the second quarter of 2011, goodwill with a carrying value of $470.1 million relating to ITG’s U.S. operations was deemed impaired and its fair value was determined to be $245.1 million, resulting in an impairment charge of $225.0 million.

(2)          In 2010, goodwill with a carrying value of $5.4 million in the Asia Pacific operating segment relating to ITG’s Australian operations was deemed impaired and its fair value was determined to be zero, resulting in an impairment charge of $5.4 million.

(3)          During the second quarter of 2011, ITG acquired Ross Smith Energy Group Ltd, a Calgary-based independent provider of research on the oil and gas industry.  In connection with the acquisition, ITG incurred approximately $2.5 million of acquisition related costs, including legal and other professional fees and contract termination costs.

(4)          As part of the fourth quarter 2009 restructuring, ITG made certain changes to its product priorities and wrote off $2.4 million of capitalized development initiatives that were not yet deployed. As ITG’s product development plan continued to evolve in the first quarter of 2010, it was determined that additional amounts capitalized in 2009 were not likely to be used and a further $6.1 million write-off was recorded.

(5)          In the second quarter of 2011, ITG established a plan to improve margins and enhance stockholder returns primarily focused on reducing workforce, consulting and infrastructure costs in the U.S. and Europe.  The cost reduction plan resulted in a restructuring charge of $17.7 million, consisting of employee separation and related costs ($17.4 million) and lease consolidation costs ($0.3 million).

(6)          During the fourth quarter 2010, in connection with the integration of Majestic Research Corp., ITG closed its Westchester, NY office and relocated the staff, primarily sales traders and support, to its midtown Manhattan office and incurred a restructuring charge of $2.3 million.